Exhibit 3.54

AMENDED AND RESTATED BY-LAWS

OF

D&E INVESTMENTS, INC.

(Nevada)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the corporation in the State of Nevada shall be in the City of Reno, County of Washoe, State of Nevada.

Section 2. Principal Office. The principal office of the corporation shall be located at 4001 Rodney Parham Road, Little Rock, Arkansas 72212, or such other places as the board of directors may hereafter select and designate.

Section 3. Other Offices. The corporation may also have offices at such other places both within and without the State of Nevada as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Nevada, as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The board of directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with such procedures as the board of directors shall determine.

Section 2. Annual Meetings. Annual meetings of stockholders shall be held on such date and at such time as shall be designated by the board of directors from time to time and stated in the notice of the meeting. If any annual meeting for the election of directors shall not be held on the date designated therefor, the board of directors shall cause the meeting to be held as soon thereafter as is convenient. Stockholders shall elect the board of directors at such annual meeting and transact such other business as may properly be brought before the meeting.

Section 3. Meeting Notices. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given, which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

Section 4. Voting Lists. The officer who has charge of the stock ledger of the corporation shall prepare and make or cause to be prepared and made through a transfer agent appointed by the board of directors, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, provided that the information required to gain access to such list is provided with the notice of the meeting, or at the principal place of business of the corporation. The list shall also be open to the examination of any stockholder during the whole time of the meeting.

Section 5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called at any time by the chairman of the board of directors or by the president and shall be called by the chairman, president or the secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in the amount of the entire capital stock of the corporation issued and outstanding which are entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 6. Quorum. The holders of a majority of the stock issued and outstanding which are entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the articles of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 7. Voting of Shares. Unless otherwise specifically provided by statute or the articles of incorporation or these by-laws, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power registered in such stockholder’s name on the books of the corporation on the record date set by the board of directors as provided in Article VII, Section 6.

Section 8. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. All proxies must be filed with the secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting.

Section 9. Informal Action by Stockholders. Unless otherwise provided in the articles of incorporation, any action required by any provision of the statutes to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

Section 10. Stock Ledger. The stock ledger of the corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 4 of this Article II or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 11. Conduct of Meeting. Unless otherwise provided by the board of directors, the chairman of the board of directors, or in his or her absence, the chief executive officer, shall act as chairman; and the secretary, or in his or her absence an assistant secretary, shall act as secretary of the meeting. The order of business shall be determined by the chairman of the meeting. Any meeting of stockholders may be adjourned by (i) the chairman of the meeting, (ii) the direction of the board of directors or (iii) the vote of the majority of the shares present in person or by proxy at such meeting (whether or not a quorum is present thereat).

Section 12. Inspectors of Election. The corporation, in advance of each meeting of stockholders, may appoint one or more inspectors of election to act thereat. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act and, if no inspector or alternate is able to act at a meeting of stockholders, the chairman shall appoint one or more inspectors to act at the meeting.

Section 13. Adoption of Rules. The board of directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the board of directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE III

DIRECTORS

Section 1. Number, Tenure and Qualifications. The number of directors which shall constitute the whole board shall initially be two, and shall thereafter be as fixed by the board of directors from time to time. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article III, and each director elected shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Directors need not be stockholders.

Section 2. Vacancies. Except as otherwise provided by law, any vacancy on the board of directors (whether because of death, resignation, removal, an increase in the number of directors, or any other cause) may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next annual election and until his or her successor is duly elected and shall qualify, or until his or her earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute and the articles of incorporation of the corporation.

Section 3. General Powers. The property and business of the corporation shall be managed under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Section 4. Meetings. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Nevada.

Section 5. First Meeting. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 6. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 7. Special Meetings. Special meetings of the board may be called by either the chairman of the board or the president on two days’ notice to each director, either personally or by mail or by electronic transmission; special meetings shall be called by the president or the secretary in a like manner and on like notice on the written request of two directors; provided, however, that a meeting may be called on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Any meeting of the board of directors shall be a legal meeting without any notice thereof having been given if all the directors shall be present thereat or if notice thereof shall be waived either before or after such meeting in writing by all absentees therefrom provided a quorum be present thereat. Notice of any adjourned meeting need not be given.

Section 8. Quorum. At all meetings of the board (or any committee thereof) a majority of the directors then in office (or that constitute such committee) shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors (or any committee thereof) , except as may be otherwise specifically provided by statute or by the articles of incorporation (or the resolutions of the board establishing such committee). If a quorum shall not be present at any meeting of the board of directors (or any committee thereof) the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Organization. At each meeting of the board of directors, the chairman of the board of directors, or in his or her absence, the president of the corporation, or in his or her absence, a vice chairman, or in the absence of all of said officers, a chairman chosen by a majority of the directors present, shall preside. The secretary of the corporation, or in his or her absence, an assistant secretary, if any, or, in the absence of both the secretary and assistant secretaries, any person whom the chairman shall appoint, shall act as secretary of the meeting.

Section 10. Informal Action by Directors. Unless otherwise restricted by the articles of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee.

Section 11. Participation by Conference Telephone. Unless otherwise restricted by the articles of incorporation or these by-laws, members of the board of directors, or any committee designated by the board, may participate in a meeting of the board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 12. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, however, that, if the resolution of the board of directors so provides, in the absence or disqualification of any such member or alternate member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member or alternate member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Nevada Business Corporation Act (as then in effect) to be submitted to stockholders for approval or adopting or repealing any bylaw of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 13. Compensation. Unless otherwise restricted by the articles of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors or committee and may be paid a fixed sum for attendance at each meeting of the board of directors or such committee and/or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

NOTICES

Section 1. Written Notice. Whenever, under the provisions of the statutes or of the articles of incorporation or of these by-laws, notice is required to be given to any director or stockholder, such notice may be given in person or by mail to such director or stockholder. If mailed, such notice shall be addressed to such director or stockholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notices given to stockholders may be given by electronic transmission in the manner provided by law. Notice to directors may also be given by electronic transmission.

Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the articles of incorporation or of these by-laws, a waiver thereof in writing, or waiver by electronic transmission signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 1. Number. The officers of the corporation shall be chosen by the board of directors and shall include a president, a treasurer and a secretary. The board of directors, in its discretion, may choose the chairman of the board of directors. The board of directors may choose one or more vice chairmen of the board of directors from among their members, one or more vice-presidents, and one or more assistant treasurers and assistant secretaries. The board of directors may appoint such other officers and agents as it shall deem desirable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. Any number of offices may be held by the same person, unless the articles of incorporation or these by-laws otherwise provide. The officers of the corporation need not be stockholders of the corporation.

Section 2. Election and Term of Office. The board of directors at its first meeting after each annual meeting of stockholders shall elect the officers of the corporation. The officers of the corporation shall hold office until their successors are chosen and qualify.

Section 3. Removal; Resignation. Any officer elected or appointed by the board of directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the board of directors or by any committee or superior officer upon whom such power of removal may be conferred by the board of directors. Any officer may resign by giving notice to the board of directors or to the president or the secretary. Any such resignation shall be effective when received, unless a later time is specified therein, in which case such resignation shall become effective at such later time. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

Section 4. Vacancies. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

Section 5. Chairman of the Board of Directors. The chairman of the board of directors shall preside, if present, at all meetings of the board of directors. Except where by law the signature of the president is required, the chairman of the board of directors shall possess the same power as the president to sign all documents of the corporation which the president may be authorized to sign by these by-laws or by the board of directors. The chairman of the board of directors shall see that all orders and resolutions of the board of directors are carried into effect and shall from time to time report to the board of directors all matters within his or her knowledge which the interests of the corporation may require to be brought to their notice. During the absence or disability of the president, the chairman of the board of directors shall exercise all the powers and discharge all the duties of the president unless the board of directors shall designate another officer to exercise such powers and discharge such duties. The chairman of the board of directors shall also perform such other duties and he or she may exercise such other powers as from time to time may be prescribed by these by-laws or by the board of directors.

Section 6. Vice Chairmen. The vice chairmen, in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the chairman, perform the duties of the chairman; and, in the absence or disability of the president/ chief executive officer, perform the duties of the president/chief executive officer.

Section 7. President/Chief Executive Officer. The president/chief executive officer shall be the chief executive officer of the corporation unless the board of directors shall designate another officer as chief executive officer, and shall have general and active management of the business, subject to the control of the board of directors. The president/chief executive officer shall also perform all duties incident to the office of the president and such other duties as may be prescribed by these by-laws or by the board of directors from time to time.

Section 8. The Vice-Presidents. Each vice-president shall perform such duties and have such powers as the board of directors or president/chief executive officer may from time to time prescribe. At the request of the board of directors, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president/chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president/chief executive officer.

Section 9. The Treasurer. If required by the board of directors, the treasurer shall give bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine. The treasurer (or if there is none, the chief financial officer) shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these by-laws; (b) sign (unless the secretary or other proper officer thereunto duly authorized by the board of directors shall sign), with the chairman of the board of directors, or president/chief executive officer, or a vice president, certificates for shares of the capital stock of the corporation, the issue of which shall have been authorized by resolution of the board of directors, provided that the signatures of the officers of the corporation thereon may be facsimile as provided in these by-laws; and (c) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president/chief executive officer or by the board of directors.

Section 10. The Secretary. The secretary shall: (a) keep the minutes of the stockholders’ and of the board of directors’ meetings in one or more books provided for that purpose; and at the request of the board of directors shall also perform like duties for the standing committees thereof when required; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the corporation; (f) sign (unless the treasurer or other proper officer thereunto duly authorized by the board of directors shall sign), with the chairman of the board of directors, or president/chief executive officer, or a vice president, certificates for shares of the capital stock of the corporation the issue of which shall have been authorized by resolution of the board of directors, provided that the signatures of the officers of the corporation thereon may be facsimile as provided in these by-laws; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the chairman of the board, the president/chief executive officer or by the board of directors.

Section 11. Assistant Treasurers and Assistant Secretaries. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president/chief executive officer or the board of directors, and in the event of the absence, inability or refusal to act of the treasurer or the secretary, the assistant treasurers or assistant secretaries (in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the treasurer or the secretary, respectively.

Section 12. Other Officers. Such other officers as the board of directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the president/chief executive officer or the board of directors. The board of directors may delegate to any other officer of the corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 13. Other Positions. The chief executive officer may authorize the use of titles, including the titles of chairman, president and vice president, by individuals who hold management positions with the business groups, divisions or other operational units of the corporation, but who are not and shall not be deemed officers of the corporation. Individuals in such positions shall hold such titles at the discretion of the appointing officer, who shall be the chief executive officer or any officer to whom the chief executive officer delegates such appointing authority, and shall have such powers and perform such duties as such appointing officer may from time to time determine.

Section 14. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors, or by one or more committees or officers to the extent so authorized from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any Proceeding (as hereinafter defined) because he or she is an Indemnified Person (as hereinafter defined), shall be indemnified and held harmless by the corporation to the fullest extent permitted under the Nevada Business Corporation Act (the “NBCA”), as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the NBCA permitted the corporation to provide prior to such amendment). Such indemnification shall cover all expenses incurred by an Indemnified Person (including, but not limited to, attorneys’ fees and other expenses of litigation) and all liabilities and losses (including, but not limited to, judgments, fines, ERISA or other excise taxes or penalties and amounts paid or to be paid in settlement) incurred by such person in connection therewith.

Notwithstanding the foregoing, except with respect to indemnification specified in Section 3 of this Article VI, the corporation shall indemnify an Indemnified Person in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation.

For purposes of this Article VI:

(a) a “Proceeding” is an action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom;

(b) an “Indemnified Person” is a person who is, was, or had agreed to become a director or an officer or a Delegate, as defined herein, of the corporation or the legal representative of any of the foregoing; and

(c) a “Delegate” is a person serving at the request of the corporation or a subsidiary of the corporation as a director, trustee, fiduciary, or officer of such subsidiary or of another corporation, partnership, joint venture, trust or other enterprise.

Section 2. Expenses. Expenses, including attorneys’ fees, incurred by a person indemnified pursuant to Section 1 of this Article VI in defending or otherwise being involved in a Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding, including any appeal therefrom, upon receipt of an undertaking (the “Undertaking”) by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation; provided, that in connection with a Proceeding (or part thereof) initiated by such person, except a Proceeding authorized by Section 3 of this Article VI, the corporation shall pay said expenses in advance of final disposition only if such Proceeding (or part thereof) was authorized by the board of directors. A person to whom expenses are advanced pursuant hereto shall not be obligated to repay pursuant to the Undertaking until the final determination of any pending Proceeding in a court of competent jurisdiction concerning the right of such person to be indemnified or the obligation of such person to repay pursuant to the Undertaking.

Section 3. Protection of Rights. If a claim under Section 1 of this Article VI is not promptly paid in full by the corporation after a written claim has been received by the corporation or if expenses pursuant to Section 2 of this Article VI have not been promptly advanced after a written request for such advancement accompanied by the Undertaking has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit, such claimant shall also be entitled to be paid the reasonable expense thereof (including without limitation attorneys’ fees). It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required Undertaking has been tendered to the corporation) that indemnification of the claimant is prohibited by law, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination, if required, prior to the commencement of such action that indemnification of the claimant is proper in the circumstances, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that indemnification of the claimant is prohibited, shall be a defense to the action or create a presumption that indemnification of the claimant is prohibited.

Section 4. Non-Indemnified Persons. The corporation shall have the power (but except as otherwise provided by law or contract, not the obligation) to indemnify its employees, consultants and agents who are not Indemnified Persons, and make advances of expenses with respect thereto, to the fullest extent permitted by the NBCA or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person to such officers or other persons as the Board of Directors shall determine.

Section 5. Miscellaneous.

(a) Non-Exclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the articles of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. The board of directors shall have the authority, by resolution, to provide for such indemnification of employees or agents of the corporation or others and for such other indemnification of directors, officers or Delegates as it shall deem appropriate.

(b) Insurance, Contracts and Funding. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of, or person serving in any other capacity with, the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expenses, liabilities or losses, whether or not the corporation would have the power to indemnify such person against such expenses, liabilities or losses under the NBCA. The corporation may enter into contracts with any director, officer or Delegate of the corporation in furtherance of the provisions of this Article VI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect the advancing of expenses and indemnification as provided in this Article VI.

(c) Contractual Nature. The provisions of this Article VI shall be applicable to all Proceedings commenced or continuing after its adoption, whether such arise out of events, acts or omissions which occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director, officer or Delegate and shall inure to the benefit of the heirs, executors and administrators of such person. This Article shall be deemed to be a contract between the corporation and each person who, at any time that this Article VI is in effect, serves or agrees to serve in any capacity which entitles him to indemnification hereunder and any amendment, repeal or other modification of this Article VI or any repeal or modification of the NBCA or any other applicable law shall not limit any Indemnified Person’s entitlement to the advancement of expenses or indemnification under this Article VI for Proceedings then existing or later arising out of events, acts or omissions occurring prior to such repeal or modification, including, without limitation, the right to indemnification for Proceedings commenced after such repeal or modification to enforce this Article VI with regard to Proceedings arising out of acts, omissions or events occurring prior to such repeal or modification.

(d) Severability. If this Article VI or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, such invalidity or unenforceability shall not affect the other provisions hereof, and this Article VI shall be construed in all respects as if such invalid or unenforceable provisions had been omitted therefrom.

ARTICLE VII

CERTIFICATES OF STOCK AND THEIR TRANSFER

Section 1. Certificates of Stock. Every holder of stock in the corporation shall be entitled to have a certificate, in such form as the board of directors shall prescribe, signed in the name of the corporation by (i) the chairman of the board of directors, president or a vice-president and (ii) by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number and class of shares owned by him or her in the corporation. Any of or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 2. Records of Certificates. A record shall be kept of the name of the person, firm or corporation of record holding the stock represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 3 of this Article VII.

Section 3. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. The corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require, agree to indemnify the corporation in such manner as it shall reasonably require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5. Transfer and Registry Agents. The corporation may maintain a transfer office or agency where its stock shall be directly transferable and a registry office, which may be identical with the transfer or agency, where its stock shall be registered; and the corporation may, from time to time, maintain one or more other transfer offices or agencies, and registry offices; and the board of directors may from time to time, define the duties of such transfer agents and registrars and make such rules and regulations as it may deem expedient, not inconsistent with these by-laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

Section 6. Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 7. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. Execution of Documents. The chief executive officer, the president, any vice president, or any other officer, employee or agent of the corporation designated by the board of directors or designated in accordance with corporate policy approved by the board of directors, shall have the power to execute and deliver proxies, stock powers, deeds, leases, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for payment of money and other documents for and in the name of the corporation, and such power may be delegated (including the power to redelegate) by the chief executive officer or to the extent provided in such corporate policy by written instrument to other officers, employees or agents of the corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed by the person authorized to do so by resolution of the board of directors, or, in the absence of such authorization by the chief executive officer, president or any vice president.

Section 2. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the articles of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. Fiscal Year. The fiscal year of the corporation shall be fixed by resolutions of the board of directors.

Section 4. Seal. The corporation may adopt a corporate seal which, if adopted, shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Nevada.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Unless the board of directors shall otherwise direct in specific instances, the seal, when so impressed or affixed, shall be attested by the signature of the secretary or an assistant secretary.

The secretary shall be the custodian of the seal and shall affix the seal to all papers which may require it upon the authorization of the chairman, the president, a committee of the board of directors, or any other officer designated by the board of directors.

ARTICLE IX

AMENDMENTS

Section 1. Amendments; Generally. Subject to the rights of any holders of Preferred Stock, these by-laws may be altered, amended or repealed, in whole or in part, or new by-laws may be adopted by the stockholders or the board of directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such meeting of stockholders or board of directors as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by the board of directors.